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                                                                    Exhibit 10.3

                              EMPLOYMENT AGREEMENT

     AGREEMENT, dated August 12, 1996, by and between RED BELL BREWING COMPANY, a Pennsylvania corporation (the "Company") and JAMES R. BELL (the "Employee").

                                   BACKGROUND

     The Company desires to employ the Employee and the Employee desires to accept such employment upon and subject to the terms and conditions hereinafter set forth.

                                   AGREEMENT

     In consideration of the foregoing Background, which is incorporated herein by reference, the parties, intending to be legally bound hereby, agree as follows:

     1. EMPLOYMENT. The Company hereby employs the Employee as its Chief Executive Officer, and the Employee hereby accepts such employment upon the terms and conditions hereinafter set forth.

     2. DUTIES. The Employee agrees to devote his entire working time, efforts and services to the Company. He shall at all times serve the best interests of the Company and perform such duties consistent with his position as are assigned to the Employee from time to time by the Board of Directors of the Company ("Board"), reporting to and subject at all times to the direction, supervision and control of the Board. The Employee agrees to comply with the Company's policies, rules and regulations in effect from time to time as determined by the Board.

     3. COMPENSATION. The Company shall pay to the Employee as full compensation for all services rendered by the Employee:

          (a) An annual salary of One Hundred Forty Thousand Dollars ($140,000) during the first sixteen (16) month period of this Agreement. During each subsequent twelve month period of this Agreement the Employee's annual salary shall be increased by three percent (3%) over the prior year's annual salary. The
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     Employee's salary, less all the applicable payroll deductions, shall be paid in accordance with the Company's normal policy; and

               (b) An annual bonus equal to three-quarters of one percent (0.75%) of the annual gross sales of the Company, as hereinafter defined, for that year provided the annual gross sales equals or exceeds the minimum amount set forth below:

            Bonus Year                    Minimum Amount
           ------------                  ----------------
    9/1/96 to 12/31/96                    $   583,333
    1/1/97 to 12/31/97                    $ 1,750,000
    1/1/98 to 12/31/98                    $ 3,500,000
    1/1/99 to 12/31/99                    $ 5,250,000
    1/1/00 to 12/31/00                    $ 7,875,000
    1/1/01 to 12/31/01                    $11,812,500

                The bonus shall be paid by Company in cash within twenty (20) days after the issuance of the annual audited financial reports of the Company for the applicable year. "Annual gross sales" shall mean the combined gross income from the operations of Company and any subsidiaries, other than capital gains, determined on a consolidated basis prepared in accordance with generally accepted accounting principles on a consistent basis by the certified public accountants regularly employed by the Company, and their determination shall be binding and conclusive on the parties hereto.

            4. TERM. This Agreement shall commence on September 1, 1996, and shall extend for a term of five (5) years and four (4) months unless earlier terminated in accordance with Article 5. This Agreement shall automatically renew for a term of one (1) year and so on from year to year unless either party shall give not less than sixty (60) days' written notice to the other of such party's intention to terminate this Agreement at the end of the then current term.









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     5.   TERMINATION.

          5.1 BASIS. The Company shall have the right to terminate the Employee's employment hereunder without any breach of this Agreement on the occurrence of any of the following:

               (a) CAUSE. If there exists Cause, as defined in Section 5.2 below.

               (b)  DEATH. On the death of the Employee.

          5.2  CAUSE. The term Cause shall mean:

               (a) FAILURE TO PERFORM. The failure of the Employee substantially to perform his duties hereunder, which continues unremedied for a period of twenty (20) days after written notice from the Company;

               (b) MISCONDUCT. The engaging by the Employee in misconduct which is materially injurious to the Company, monetarily or otherwise; or

               (c) BREACH. Any breach by the Employee of his obligations hereunder, which continues unremedied for a period of twenty (20) days after written notice from the Company.

          5.3 NOTICE OF TERMINATION. Except on the death of the Employee, termination of the Employee's employment pursuant to this Article can only be effected by written notice of termination given in the manner hereinafter provided in this Agreement.

          5.4 COMPENSATION ON TERMINATION. On termination of this Agreement pursuant to Section 5.1, the Employee shall have the right to receive only compensation and benefits accrued to the date of termination.

     6.   FRINGE BENEFITS.

          6.1 GENERAL. The Employee shall receive a comprehensive health benefits package and shall receive any other fringe benefits and participate in any


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other employee benefit plans offered generally to the Company's employees, subject to the rules, regulations and limitations in effect regarding receipt of such benefits and participation in such plans, including without limitation the regulations of the Internal Revenue Service.

          6.2 VACATION. The Employee shall be entitled to such vacation during each annual period of employment hereunder as shall be mutually determined from time to time by the Board and by the Employee.

     7. BUSINESS EXPENSES. The Company shall pay directly, or promptly reimburse the Employee for, the amount of all reasonable business expenses incurred by the Employee in connection with his performance of services hereunder upon submission by the Employee to the person or persons designated for such purpose by the Chairman of the Board of expense vouchers or itemized lists thereof as may be required to permit such payments as proper deductions to the Company under the Internal Revenue Code, as amended, and the regulations adopted pursuant thereto now or hereafter in effect.

     8. NO CONFLICTING AGREEMENT. The Employee represents and warrants to the Company that neither the execution and delivery nor the performance of this Agreement conflicts or will conflict with or breaches or will constitute a breach of any oral or written agreement by which the Employee is bound. The Employee shall indemnify and hold the Company harmless against any and all claims, damages or liabilities (including attorneys' fees) the Company incurs in the event that the representation and warranty set forth in the preceding sentence is inaccurate.

     9. EMPLOYEE'S COVENANTS. For purpose of this Article 9, "Company" shall be deemed to include any subsidiary or affiliate companies of Company:

          9.1 NON-DISCLOSURE. The Employee recognizes and acknowledges that all information, written or oral, relating to the Company's customers and business is a trade secret of the Company and a valuable, special and unique asset of the Company. The Employee acknowledges that maintaining the confidentiality


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of such information is a legitimate business purpose of the Company and agrees that he will not, during the term of this Agreement or at any time after the end of the term of this Agreement (whether upon expiration, by voluntary or involuntary termination, whether or not permitted by the terms hereof, or otherwise), directly or indirectly, disclose any of such information to any individual or entity for any reason or purpose whatsoever.

     9.2 NON-COMPETITION. The Employee will not, during the term of this Agreement or during the two (2) year period after the end of the term of this Agreement (whether upon expiration, by voluntary or involuntary termination, whether or not permitted by the terms hereof, or otherwise) (the "Restricted Period"), directly or indirectly, whether as a principal, agent, officer, director, employee, consultant or otherwise, alone or in association with any other individual or entity, carry on, or be engaged, concerned or take part in, or render services to, or own, share in the earnings of or invest in the stock, bonds or other securities of any individual or entity (other than the ownership of less than 5% of the securities of any public company for investment purposes) engaged in competition with the business of the Company anywhere in the geographic area in which the Employee now or at any time during the term hereof is actively and regularly engaged in the performance of services on behalf of the Company.

     9.3 NON-SOLICITATION OF CUSTOMERS. The Employee will not, during the Restricted Period, directly or indirectly, alone or on behalf of any other individual or entity, solicit, call upon or otherwise contact any Customers of the Company (as hereinafter defined) for the purpose of selling, furnishing or providing, or sell, furnish or provide to Customers of the Company, the type of goods or services sold, furnished or provided by the Company to any of said Customers.

     9.4 NON-SOLICITATION OF EMPLOYEES. The Employee will not, during the Restricted Period, directly or indirectly, alone or on behalf of any individual or





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     entity (a) attempt to hire or hire any employee of the Company, (b) assist in such hiring by any other individual or entity, (c) encourage any employee of the Company to terminate his employment with the Company, or
     (d) encourage any supplier or vendor of the Company or other person doing business with the Company to terminate its relationship with the Company.

          9.5 INJUNCTIVE RELIEF. The Employee acknowledges that his services hereunder are of a special, unique, unusual, extraordinary and intellectual character and a breach by the Employee of the provisions of this Article 9 will cause the Company irreparable injury and harm. In the event of any such breach, the Company shall be entitled to injunctive relief, without bond, against the Employee, in addition to all the rights and remedies the Company may have at law, in equity or otherwise.

          9.6 CUSTOMERS. For the purpose of this Article 9, the term "Customers" shall include:

               (a) customers of the Company in existence at the time the Employee signs this Agreement; and

               (b) customers of the Company who become such during the term of this Agreement, including, without limitation, customers solicited for the first time by the Employee; and

               (c) any potential customers contacted by the Employee (when employed by the Company) within ninety (90) days preceding the end of the Employee's employment.

     Except as provided in 9.6(c) above, the term "Customers" shall not refer to prospective or potential customers.


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     10.  MISCELLANEOUS.

          10.1 NOTICE. Any notice required to be given pursuant to this Agreement shall be given in writing and shall be either personally delivered or sent by certified mail, return receipt requested, to the Employee at 6490 Woodbine Avenue, Philadelphia, Pennsylvania 19151, and to the Company,
Attention: James T. Cancro, Vice President/Secretary, Red Bell Brewing Company, 3100 West Jefferson Street, Philadelphia, PA 19135, or to such other address as the party shall designate by notice.

          10.2 SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as though such invalid or unenforceable provision was omitted.

          10.3 GOVERNING LAW. This Agreement shall be governed by, construed and interpreted in accordance with the law of the Commonwealth of Pennsylvania.

          10.4 ASSIGNMENT. This Agreement, being one for personal services of the Employee, shall not be assignable or subject to anticipation or assignment by the Employee. The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon the Company's successors and assigns.

          10.5 LIMITED EFFECT OF WAIVER. The failure of the Company to demand strict compliance with any of the terms, covenants or conditions of this Agreement shall not be deemed a waiver of such term, covenant or condition nor shall any waiver or relinquishment by the Company of any right or power at any time(s) be deemed a waiver or relinquishment of such right or power at any other time(s).


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          10.6 AMENDMENT. This Agreement may be amended at any time only by a written instrument signed by both parties.

          10.7 ENTIRE AGREEMENT. This Agreement sets forth the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, arrangements or understandings with respect to the subject matter hereof.

          10.8 ACKNOWLEDGEMENT. The Employee acknowledges that he:

               (a)  has read and understands the contents of this Agreement; and

               (b) has had an opportunity to consult with legal counsel of his own choosing regarding the contents and legal effect of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                             RED BELL BREWING COMPANY


                                             BY  /s/ JAMES R. BELL
                                               _____________________________


                                             TITLE President
                                                  ___________________________


                                                   /s/ James R. Bell
                                             __________________________
                                             JAMES R. BELL




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